UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

MOONLAKE IMMUNOTHERAPEUTICS

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-39630	98-1711963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dorfstrasse 29

6300 Zug

Switzerland

(Address of Principal Executive Offices and Zip Code)

41 415108022

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	MLTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2025 (the “Closing Date”), MoonLake Immunotherapeutics (the “Company”) as a guarantor entered into a loan and security agreement (the “Loan and Security Agreement”) with its subsidiary, MoonLake Immunotherapeutics AG, as borrower, the lenders party thereto (the “Lenders”), and Hercules Capital, Inc., as the administrative agent and collateral agent for itself and the Lenders. The Loan and Security Agreement provides for a non-dilutive term loan facility of up to an aggregate principal amount of $500.0 million, of which $300.0 million is fully committed subject to achievement of milestones (the “Credit Facility”), consisting of (a) a first tranche consisting of term loans in an aggregate principal amount of $75.0 million which was fully funded on the Closing Date, (b) subject to the Company’s announcement that the VELA-1 (NCT06411899) and VELA-2 (NCT06411379) Phase 3 studies of sonelokimab (“SLK”) in adult patients with moderate to severe hidradenitis suppurativa have each achieved their protocol-specified primary endpoint with SLK having demonstrated an acceptable safety profile (“Tranche 2 Milestone”), a second tranche consisting of additional term loans in an aggregate principal amount of up to $125.0 million, available at the Company’s option beginning on the date that the Tranche 2 Milestone is achieved through the earlier of (i) 30 days following such date and (ii) December 31, 2025, (c) subject to the Company’s announcement that the IZAR-1 (NCT06641076) and IZAR-2 (NCT06641089) Phase 3 studies of SLK in patients with active psoriatic arthritis have each achieved their protocol-specified primary endpoint with SLK having demonstrated an acceptable safety profile (“Tranche 3 Milestone”), a third tranche consisting of additional term loans in an aggregate principal amount of up to $50.0 million, available at the Company’s option beginning on the date that the Tranche 3 Milestone is achieved through the earlier of (i) 60 days following such date and (ii) September 15, 2026, (d) subject to the Company’s achievement of Tranche 3 Milestone and the U.S. Food and Drug Administration’s acceptance of the Company’s submission of a biologics license application for SLK (collectively, “Tranche 4 Milestone”), a fourth tranche consisting of additional term loans in an aggregate principal amount of up to $50.0 million, available at the Company’s option beginning on the date that the Tranche 4 Milestone is achieved through the earlier of (i) 60 days following such date and (ii) March 15, 2027, and (e) subject to approval by the Lenders’ in their discretion, a fifth tranche of additional term loans in an aggregate principal amount of up to $200.0 million. The Credit Facility matures on April 1, 2030 (the “Maturity Date”) and bears interest at an annual rate equal to the greater of (i) prime rate as reported in The Wall Street Journal plus 1.45% and (ii) 8.45%, subject to a 0.25% reduction upon achievement of the U.S. Food and Drug Administration’s acceptance of a biologics license application for SLK. Certain additional commitment and undrawn amount fees are also payable in connection with the Credit Facility.

The Company is permitted to use the proceeds of the Credit Facility for working capital and general corporate purposes of the Company and its subsidiaries.

The Credit Facility does not provide for scheduled amortization payments during the term. All principal will be due on the Maturity Date. The Company may, at its option at any time, prepay all loans under the Credit Facility by paying the principal balance, plus accrued and unpaid interest, subject to (i) a prepayment premium equal to a range of 2.0% to 0.0% and (ii) an end of term charge equal to a range of 6.95% to 4.25%, each based on when the prepayment occurs. If the Credit Facility is repaid in full as a result of a change of control of the Company, the prepayment premium shall be waived.

All obligations under the Loan and Security Agreement will be secured on a first-priority basis, subject to certain exceptions, by security interests in substantially all assets of the Company and material subsidiaries of the Company, including its intellectual property, and will be guaranteed by material subsidiaries of the Company, including foreign subsidiaries, subject to certain exceptions.

The Loan and Security Agreement contains customary covenants, including, without limitation, liquidity covenant and negative covenants that, subject to certain exceptions, restrict indebtedness, liens, investments (including acquisitions), fundamental changes, asset sales and licensing and royalty transactions, dividends, modifications to material agreements, payment of subordinated indebtedness, and other matters customarily restricted in such agreements.

The Loan and Security Agreement also contains certain events of default after which loans under the Credit Facility may be due and payable immediately, including payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company and its subsidiaries, cessation of business and change of control.

The above description of the Loan and Security Agreement and Credit Facility is a summary only and is qualified in its entirety by reference to the Loan and Security Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On April 3, 2025, the Company issued a press release announcing its entry into the Loan and Security Agreement.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit Number	Exhibit Title or Description
99.1	Press Release, dated April 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOONLAKE IMMUNOTHERAPEUTICS

Date: April 3, 2025	By:	/s/ Matthias Bodenstedt
	Name:	Matthias Bodenstedt
	Title:	Chief Financial Officer

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